UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 17, 2004

SOLAR ENERGY LIMITED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Peter Tsaparas, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 17, 2004, Solar Energy Limited ("Company") entered into an Agreement to Purchase and Sale ("Agreement") with Manhattan Minerals Corp. ("Manhattan") in connection with the Company's anticipated acquisition of certain mining and mineral related rights located in the vicinity of Tambogrande, Peru.

The Company intends to acquire from Manhattan two separately classified blocks of mineral claims known as the Tambogrande Property and the Lacones Property in addition to the assignment of an option agreement to acquire up to seven concessions known as the Papayo Joint Venture ("Peru Properties"). The sale of assets is to include all existing claims, mineral exploration rights, exploration results, consulting work and reports concluded by Manhattan in connection with the Peru Properties. The Company is aware that Manhattan's interest in the Tambogrande Property is in dispute and subject to arbitration. Further, the Company is aware that Manhattan's interest in the Papayo Joint Venture is in dispute.

Under the Agreement the Company must pay Manhattan an aggregate of $600,000 by the closing date and assume any and all obligations or liabilities pertaining to the Peru Properties including $2,367,000 in convertible promissory notes. Manhattan is to retain a 2% net smelter royalty while the Company will have the right to extinguish the net smelter royalty for an aggregate amount of $2,000,000 in cash or Company shares.

The Agreement remains subject to certain conditions precedent to closing. The precedents include the Company's satisfaction with documentation related to the Peruvian Properties, obtaining consents from Peruvian authorities to any transfer of title, the approval of the Toronto Stock Exchange to the transaction, and releases from the holders of the promissory note obligations to be assumed by the Company.

The closing date for the Agreement will be determined to be coincident to the removal, satisfaction or waiver of the subject clauses.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibit is included:

Exhibit No.	Page No.	Description
10	3	Agreement to Purchase and Sale dated November 17, 2004 between the Company and Manhattan Minerals Corp.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited

Signature	**Date**
By: /s/ Peter Tsaparas Name: Peter Tsaparas Title: Chief Executive Officer	November 29, 2004

EXHIBIT 10

November 17, 2004

AGREEMENT OF PURCHASE AND SALE

BETWEEN: **SOLAR ENERGY LIMITED** (SLRE) or assignee, as Purchaser.
(SLRE is a public company listed on the OTC-BB.)

AND: **MANHATTAN MINERALS CORP.** (MMC), as Vendor.
(MMC is a public company listed on the TSE.)

MMC owns certain mining and mineral related rights and assets located in NW Peru in the vicinity and surrounding the City of Tambogrande. The assets, without limitation, include all existing claims, mineral exploration rights and all related exploration/consulting work and/or reports conducted by MMC on its Peru properties. It is understood that there are three separately classified blocks of mineral claims/assets as follows:

A. *Tambogrande property* – comprising approximately 8,000 ha that surrounds and includes the City of Tambogrande. This property is currently under arbitration,

B. *Lancones property* (including the Perla Concession comprising of approximately 1,900 ha) comprising of approximately 33,000 ha that surrounds the Tambogrande property. This property is in good standing other than certain work assessments are in arrears, and

C. *Option Agreement with Empressa Minera de Centro del Peru, S.A.* to acquire up to 100% of 7 concessions aggregating approximately 3,200 ha known as the Papayo Joint Venture. This Option Agreement may not be in effect and is in dispute.

The assets expressly exclude any accumulated tax losses carried forward of MMC or any of its subsidiary companies, relating to or resulting from operations on the above Peru properties.

SLRE hereby offers to purchase from MMC their above interests/assets in Peru on the following terms and conditions:

1. <u>Purchase Price Consideration</u>

A. *Cash Component*: US$600,000 payable as follows:

a) US$5,000 as a refundable deposit payable upon signing this Agreement;

b) an additional refundable deposit of US$45,000 upon removal of the due diligence condition precedent referred to in section 2 below; and

c) the balance on closing.

B. *Royalty:* MMC will retain a 2% Net Smelter Royalty (NSR) with respect to the Peruvian properties. SLRE will retain a right of first refusal to purchase this NSR, and will have the option to buy down this NSR for US$100,000 for each one-tenth of one percent (0.1% NSR) acquired (aggregating US$2,000,000 for the full 2% NSR), in cash or shares in SLRE.

C. *Debt Assumption:* SLRE will assume the obligations and liabilities pertaining to the properties, including the $2,367,000 convertible redeemable notes ("Promissory Notes") issued by MMC and secured by the Lancone and Papayo properties.

2. <u>Subject Clauses</u>

Closing of this Agreement is subject to the following conditions precedent:

a) SLRE's satisfactory review of the documents and assets in Peru owned by MMC. This condition precedent is to be satisfied or waived within 30 days from the date of this Agreement;
b) Obtaining any consents required of the Peruvian authorities for the transfer of the Lancones property (or the Peruvian subsidiary holding the same);
c) TSE approval;
d) If required, approval of the shareholders of MMC; and
e) Releases from each of the holders of the Promissory Notes in favour of MMC.

The conditions precedent listed in subsections 2 (b) through (e) must be satisfied or waived within 60 days following removal or satisfaction of the due diligence condition referred to in subsection 2(a) above.

3. <u>Closing Date</u>

The Closing Date will be forthwith upon removal, satisfaction or waiver of the subject clauses.

4. <u>Representations and Warranties of MMC</u>

MMC represents and warrants to SLRE that:

a) It is legally entitled to enter into this Agreement;
b) It will provide, without restriction, full access to all documents and facilities owned by MMC with respect to the Peruvian assets;
c) It will provide a list of the assets and liabilities to be assumed within 15 days of the execution of this Agreement; and
d) It will proceed forthwith to satisfy all conditions precedent to closing.

5. <u>Representations and Warranties of SLRE</u>

SLRE represents and warrants to MMC that:

a) it is legally entitled to enter into this transaction;
b) it is a public company in full compliance with the SEC;
c) it may be assigning this Agreement to a new public company listed on the TSX Venture Exchange or equivalent; and
d) it will undertake to send a due diligence team to Peru within 30 days of the execution of this Agreement; this team to be accompanied by Peter Guest, President of MMC.

7. Exclusivity

This Agreement will be non-exclusive to the parties, such that MMC may continue to investigate alternative sale options for the Peruvian properties and assets. However, if MMC receives an offer from an arm's length third party that it intends to accept, SLRE will have seven (7) business days following receipt of notice from MMC pursuant to this section, to remove all conditions precedent to this Agreement and commit to closing hereunder.

8. Miscellaneous General Conditions

a) Time is of the essence, and this Agreement is governed by the laws of the Province of British Columbia;

b) On execution, this will be a binding Agreement; but both parties understand that additional documentation will be needed to fully outline this transaction. Both parties agree to execute such additional documents on a timely basis;

c) This Agreement is to be kept confidential and no press releases are to be made without the express consent of both parties;

d) It is understood that this Agreement may require the consent of the Peruvian Authorities and SLRE undertakes to obtain such consent; and

e) This Agreement may require both the approval of the TSE and of the shareholders of MMC. MMC undertakes to obtain TSE approval, however, if the shareholders of MMC do not approve this transaction because of a third party offer, a $100,000 severance fee is to be paid to SLRE plus its out-of-pocket costs to date.

SOLAR ENERGY LIMITED	**MANHATTAN MINERALS CORP.**
By Its Authorized Signatory:	By Its Authorized Signatory:
/s/Andrew Wallace	/s/ Peter J. Guest